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                                                                   EXHIBIT 23.6

[LEGG MASON INVESTMENT BANKING LOGO]

     LEGG MASON WOOD WALKER, INCORPORATED
     SUITE 1100, 1735 MARKET STREET, PHILADELPHIA, PA 19103
     215-496-8300 FAX:215-568-2031

     MEMBER NEW YORK STOCK EXCHANGE, INC./MEMBER SIPC


                                                                   May 29, 2003

Whitman Education Group, Inc
4400 Biscayne Blvd., 6th Floor
Miami, FL 33137

and

Career Education Corporation
2895 Greenspoint Parkway
Suite 600
Hoffman Estates, IL 60195

     We hereby consent to the use of our name and to the description of our opinion letter dated March 26, 2003 under the caption "Opinion of Whitman's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the Proxy Statement/Prospectus of Whitman Education/Career Education Merger. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          LEGG MASON WOOD WALKER, INCORPORATED


                                          By: /s/ James A. Rowan
                                              ---------------------------------
                                              James A. Rowan
                                              Managing Director